Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports First Quarter 2023 Financial Results

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LP352 Phase 1b/2a PACIFIC Study topline data expected in fourth quarter 2023
•
LP659 IND submitted to FDA after incorporating input from a pre-IND meeting; Phase 1 initiation of first in-human clinical study on track for second quarter 2023, with Phase 1 topline single-ascending dose data expected in fourth quarter 2023
•
Ended first quarter 2023 with $76.1 million in cash, cash equivalents and investments; cash runway is expected to support operations into mid-2024

LA JOLLA, Calif., May 9, 2023 – Longboard Pharmaceuticals, Inc.(Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2023.

“We are pleased with the excitement for the PACIFIC Study as we progress towards full enrollment and prepare for topline Phase 1b/2a data for LP352 in the fourth quarter of 2023. Sites are embracing our unique approach to addressing a broad range of rare, treatment-refractory epilepsies, and we truly appreciate the support and collaborative spirit from the community,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. “For LP659, we look forward to initiating our first in-human study in the coming months and sharing data from the single-ascending dose trial later this year. We are enthusiastic about moving LP659 into clinical studies as we believe that it could be transformative in a number of neuroinflammatory conditions.”

FIRST QUARTER 2023 FINANCIAL RESULTS:

Balance Sheet Highlights

At March 31, 2023, Longboard’s cash, cash equivalents and short-term investments were approximately $76.1 million.

Operating Results

Research and development expenses were $8.5 million for the three months ended March 31, 2023, an increase of $1.4 million, or 20%, compared to $7.1 million for the three months ended March 31, 2022. The net increase of $1.4 million is primarily related to increases of $0.9 million in personnel-related expenses and $0.5 million in clinical trial and preclinical expenses related to LP352.

General and administrative expenses were $3.4 million for the three months ended March 31, 2023, an increase of $0.9 million, or 37%, compared to $2.5 million for the three months ended March 31, 2022.

The net increase of $0.9 million is primarily related to increases of $0.6 million in consulting and professional fees, $0.2 million in personnel-related costs and $0.1 million of miscellaneous expenses.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, in development for the potential treatment of seizures associated with a broad range of developmental and epileptic encephalopathies. Longboard is also evaluating LP659, a centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of multiple neurological diseases.

THE PACIFIC STUDY

The PACIFIC Study is a Phase 1b/2a clinical study evaluating participants with developmental and epileptic encephalopathies (DEEs). The primary objectives of the study are to assess the safety & tolerability of LP352. The PACIFIC Study is also designed to examine change in seizure frequency over the 90-day treatment period. The study plans to enroll approximately 50 participants with a variety of treatment resistant seizures that fall into the category of DEEs. Approximately 30 study sites in the United States and Australia are participating. The PACIFIC Study data are expected to inform the design and characteristics of our Phase 3 program.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “on track”, “expect”, “progress towards”, “potential”, “opportunity”, “intend”, “look forward”, “excited to”, “plan”, “focus”, “will”, “may”, “could”, “goal”, “working to build”, or the negative, plural or other tenses of these words or other comparable language, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including timing of full enrollment, timing of topline data, timing of study initiation, number of study sites, number and characteristics of study participants, their potential (including to be transformative and the number and type of conditions they may address), their design and characteristics, and Longboard’s other plans and expectations, including for a potential Phase 3 program informed by data from the PACIFIC Study; Longboard’s cash position, expenses and runway to support operations; Longboard’s team; and Longboard’s goals and focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; macroeconomic events stemming from the COVID-19 pandemic or evolving geopolitical developments such as the conflict in Ukraine, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
Head of Investor Relations
IR@longboardpharma.com

858.789.9283

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$25,121	$10,775
Short-term investments	51,005	56,814
Prepaid expenses and other current assets	2,834	2,249
Total current assets	78,960	69,838
Right-of-use assets	681	736
Property and equipment	8	9
Other long-term assets	35	33
Total assets	$79,684	$70,616
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$283	$1,310
Accrued research and development expenses	4,813	4,168
Accrued compensation and related expenses	704	2,438
Accrued other expenses	1,068	490
Right-of-use liabilities, current portion	371	358
Total current liabilities	7,239	8,764
Right-of-use liabilities, net of current portion	312	382
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2023 and December 31, 2022; issued and outstanding shares - none at March 31, 2023 and December 31, 2022	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at March 31, 2023 and December 31, 2022; issued and outstanding shares - 20,544,595 and 13,585,950 at March 31, 2023 and December 31, 2022, respectively	2	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2023 and December 31, 2022; issued and outstanding shares - 2,420,755 and 3,629,400 at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	170,150	148,303
Accumulated other comprehensive loss	(421)	(692)
Accumulated deficit	(97,598)	(86,142)
Total stockholders' equity	72,133	61,470
Total liabilities and stockholders' equity	$79,684	$70,616

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022
Operating expenses:
Research and development	$8,530	$7,121
General and administrative	3,432	2,499
Total operating expenses	11,962	9,620
Loss from operations	(11,962)	(9,620)
Interest income, net	516	32
Other expense	(10)	(9)
Net loss	$(11,456)	$(9,597)

Net loss per share, basic and diluted	$(0.56)	$(0.56)

Weighted-average shares outstanding, basic and diluted	20,409,794	17,086,615

Comprehensive loss:
Net loss	$(11,456)	$(9,597)
Unrealized gain (loss) on short-term investments	271	(432)
Comprehensive loss	$(11,185)	$(10,029)